Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NUVELO MERGER SUB, INC.

Pursuant to Sections 241 and 245 of the

General Corporation Law of the State of Delaware

Nuvelo Merger Sub, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 16, 2004.

2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation, and has been duly adopted pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware.

3. The entire text of the Amended and Restated Certificate of Incorporation is as follows:

I.

The name of this corporation is Nuvelo, Inc. (the “Corporation”).

II.

The Corporation’s registered office in the State of Delaware is the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

IV.

The total number of shares of all classes of stock this Corporation shall have authority to issue is 105,000,000, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. The Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

The Board of Directors of the Corporation is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

V.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation. Notwithstanding the foregoing, the Bylaws of the Corporation may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

VI.

The Board of Directors of the Corporation shall have that number of directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or stockholders of the Corporation. The Board of Directors shall be divided into three classes, as nearly equal in number as possible. The initial classification of directors shall be determined in accordance with a resolution or resolutions adopted by the Board of Directors. The term of office of the first class shall expire at the first annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2004, the term of office of the second class shall expire at the second annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2004 and the term of office of the third class shall expire at the third annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2004. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation and (b) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

VII.

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

VIII.

No action shall be taken by the stockholders except at a duly called annual or special meeting of stockholders. The stockholders may not take action by written consent.

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or as otherwise set forth in the Bylaws of the Corporation.

An affirmative vote of the holders of shares representing a majority of the outstanding Common Stock shall be required to approve (a) the sale of U.S. Patent 5,202,231, or (b) exclusive license or assignment to a single person or entity, other than a wholly-owned subsidiary, which license or assignment has the same effect as a sale of all rights, title and interest in U.S. Patent 5,202,231.

IX.

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

To the fullest extent permitted by law, the Corporation may indemnify and advance indemnification expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such director or officer against any liability which may be asserted against him or her and may enter contracts providing for the indemnification of any such person to the fullest extent permitted by law.

Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

X.

The Corporation is to have perpetual existence.

XI.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

XII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, by an affirmative vote of the holders of a majority of the voting rights of all classes of stock entitled to vote, provided, however, that no amendment, alteration, change or repeal of any provision requiring the affirmative vote of the holders of more than a majority of the voting rights may be made unless approved by the affirmative vote of such greater number of holders. The affirmative vote of the holders of 66 2/3% of the voting rights is required to amend, repeal or adopt any provision inconsistent with the provisions of the Certificate of Incorporation relating to: (i) the requirement that all stockholder action be taken only at a duly called annual meeting or special meeting; (ii) the authority and power of the Board of Directors and the procedure required to amend the Corporation’s Bylaws; (iii) the percentage of the shares necessary to amend the Certificate of Incorporation; (iv) the elimination of Directors’ personal liability for monetary damages arising from their negligence and gross negligence; and (v) indemnification of Directors, officers and other persons.

*    *    *

I, THE UNDERSIGNED, being the sole incorporator of the Corporation, for the purpose of amending the Certificate of Incorporation filed by the undersigned with the Delaware Secretary of State on March 16, 2004 pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of March, 2004.

/s/ Linda T. Kingsbury
LINDA T. KINGSBURY
Incorporator

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